News Release
Contact: Kevin Royal, Chief Financial Officer
866.475.0317 x11120
investorrelations@bridgepointeducation.com

Bridgepoint Education Reports First Quarter 2017 Results

SAN DIEGO (May 2, 2017) - Bridgepoint Education (NYSE:BPI), a provider of postsecondary education services, today announced its results for the three months ended March 31, 2017.
Financial Results for the Three Months Ended March 31, 2017
Revenue for the three months ended March 31, 2017 was $129.5 million, compared with revenue of $133.0 million for the three months ended March 31, 2016.
Operating income for the three months ended March 31, 2017 was $9.7 million, compared with operating loss of $16.3 million for the three months ended March 31, 2016.
Net income for the three months ended March 31, 2017 was $9.9 million, compared with net loss of $10.1 million for the three months ended March 31, 2016.
Diluted income per share for the three months ended March 31, 2017 was $0.23, compared with diluted loss per share of $0.22 for the three months ended March 31, 2016.
The Company recognized income tax expense of $0.2 million for the three months ended March 31, 2017, compared with income tax benefit of $5.5 million for the three months ended March 31, 2016.
Non-GAAP Financial Results for the Three Months Ended March 31, 2017
Non-GAAP operating income for the three months ended March 31, 2017 was $9.7 million, compared with non-GAAP operating loss of $1.7 million for the three months ended March 31, 2016. Non-GAAP operating loss for the three months ended March 31, 2016 excludes a legal settlement expense of $13.9 million and restructuring and impairment charges of $0.7 million.
Non-GAAP net income for the three months ended March 31, 2017 was $9.9 million, compared with non-GAAP net loss of $0.9 million for the three months ended March 31, 2016. Non-GAAP net loss for the three months ended March 31, 2016 excludes a legal settlement expense of $13.9 million, restructuring and impairment charges of $0.7 million and a tax benefit of $5.4 million.
Non-GAAP diluted income per share for the three months ended March 31, 2017 was $0.23, compared with non-GAAP diluted loss per share of $0.02 for the three months ended March 31, 2016.
Balance Sheet and Cash Flow
As of March 31, 2017, the Company had cash and cash equivalents, restricted cash and investments of $216.7 million, compared with cash and cash equivalents, restricted cash and investments of $381.8 million as of December 31, 2016.
The Company used $11.5 million of cash in operating activities during the three months ended March 31, 2017, compared with $20.5 million of cash used in operating activities during the three months ended March 31, 2016.

Student Enrollment
Total student enrollment at the Company's academic institutions, Ashford University and University of the Rockies, was 46,383 students at March 31, 2017, compared with total student enrollment of 50,814 at March 31, 2016.
As of March 31, 2017, the 12-month retention rate for all Ashford students who were active on the last day of the first quarter of 2016 was 60%. As of March 31, 2016, the 12-month retention rate for all Ashford students who were active on the last day of the first quarter of 2015 was 62%.
About Non-GAAP Financial Measures
This press release contains non-GAAP financial measures for non-GAAP operating income, non-GAAP net income and non-GAAP diluted income per share, which exclude a legal settlement expense, restructuring and impairment charges, and certain income tax adjustments, as applicable. These non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles (GAAP) and are not based on a comprehensive set of accounting rules. Management believes non-GAAP financial measures are useful in providing investors with an understanding of how specific line items in the consolidated statements of income are affected by items that may not be indicative of the operating results of the Company’s core business. To the extent that other companies use similar methods in calculating and reporting non-GAAP operating results, the Company believes provision of supplemental non-GAAP financial information allows for a meaningful comparison of the Company’s performance against the performance of other companies. The Company further believes that these non-GAAP financial measures provide useful information regarding its ongoing operating activities and business trends related to its results of operations, as well as a meaningful comparison with historical financial results. The Company’s management and board of directors utilize these non-GAAP financial measures, together with the Company's financial statements prepared in accordance with GAAP, in developing operating budgets and evaluating the Company's performance. These non-GAAP financial measures are intended to supplement GAAP financial information, and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Refer to the accompanying tables for a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Earnings Conference Call and Webcast
Bridgepoint Education will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Standard Time) today to discuss its latest financial results and recent highlights. The dial-in number for callers in the United States and Canada is 866-859-7412, and the dial-in number for other callers is 832-900-4623. The access code for all callers is 5115657. A live broadcast of the call will also be available on the Company's website at http://ir.bridgepointeducation.com.

A replay of the call will be available via telephone through June 2, 2017. To access the replay, callers in the United States and Canada should dial 855-859-2056 and other callers should dial 404-537-3406, and enter the access code 5115657.
About Bridgepoint Education
Bridgepoint Education, Inc. (NYSE:BPI) harnesses the latest technology to reimagine the modern student experience. Bridgepoint owns two academic institutions - Ashford University and University of the Rockies. Together, these programs, technologies, and resources represent a unique model for advancing education in the 21st century. Bridgepoint stands for greater access, social learning, and exposure to leading minds. For more information, visit www.bridgepointeducation.com or www.facebook.com/BridgepointEducation.
Forward-Looking Statements
This news release may contain forward-looking statements, including, without limitation, statements regarding management’s intentions, hopes, beliefs or expectations, and statements regarding the Company's outlook for the remainder of 2017 and beyond. These forward-looking statements are subject to risks and uncertainties that could cause the Company's actual performance or results to differ materially from those expressed in or suggested by such statements. Such risks and uncertainties include, without limitation, the failure to comply with the extensive regulatory framework applicable to the Company and its institutions, adverse administrative, economic, legislative or regulatory changes affecting the Company and its institutions, the imposition of fines or other corrective measures against the Company's institutions, competition in the postsecondary education market and its potential impact on the Company's market share, recruiting costs and tuition rates, reputational and other risks related to potential compliance audits, regulatory or legal actions, negative publicity or service disruptions, and the inability to recruit and retain students or develop new or expanded programs in a timely and cost-effective manner.
Additional information on factors that could affect the Company's performance or results is included from time to time in the Company's filings with the Securities and Exchange Commission (SEC), including, but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 7, 2017, the Company's quarterly reports on Form 10-Q and the Company's current reports on Form 8-K. You should not place undue reliance on any forward-looking statements. Forward-looking statements are made on the basis of management's good faith beliefs, expectations and assumptions regarding future events based on information available at the time such statements are made. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update or revise any forward-looking statements to reflect actual results or any changes in assumptions, expectations or other factors affecting such forward-looking statements, except to the extent required by applicable securities laws.

BRIDGEPOINT EDUCATION, INC.
Condensed Consolidated Statements of Income (Loss)
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Revenue	$129,490	$133,002
Costs and expenses:
Instructional costs and services	63,039	69,586
Admissions advisory and marketing	44,762	51,677
General and administrative	12,027	13,455
Legal settlement expense	—	13,874
Restructuring and impairment charges	—	709
Total costs and expenses	119,828	149,301
Operating income (loss)	9,662	(16,299)
Other income, net	443	683
Income (loss) before income taxes	10,105	(15,616)
Income tax expense (benefit)	236	(5,504)
Net income (loss)	$9,869	$(10,112)

Income (loss) per share:
Basic	$0.23	$(0.22)
Diluted	$0.23	$(0.22)
Weighted average number of common shares outstanding used in computing income (loss) per share:
Basic	42,100	45,933
Diluted	42,997	45,933

BRIDGEPOINT EDUCATION, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$164,733	$307,802
Restricted cash	20,182	24,533
Investments	31,803	49,434
Accounts receivable, net	32,925	26,457
Prepaid expenses and other current assets	23,386	23,467
Total current assets	273,029	431,693
Property and equipment, net	12,206	12,218
Goodwill and intangibles, net	16,593	17,419
Deferred income taxes	1,300	—
Other long-term assets	1,942	2,046
Total assets	$305,070	$463,376

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$67,203	$77,866
Deferred revenue and student deposits	71,795	74,666
Total current liabilities	138,998	152,532
Rent liability	13,370	16,508
Other long-term liabilities	13,408	13,630
Total liabilities	165,776	182,670
Total stockholders' equity	139,294	280,706
Total liabilities and stockholders' equity	$305,070	$463,376

BRIDGEPOINT EDUCATION, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$9,869	$(10,112)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Provision for bad debts	9,294	9,619
Depreciation and amortization	2,388	3,729
Amortization of premium/discount	20	(51)
Deferred income taxes	(1,284)	—
Stock-based compensation	900	2,298
Excess tax benefit of option exercises	—	(336)
Write-off or impairment of student loans receivable	—	141
Net (gain) loss on marketable securities	(76)	(19)
Loss on disposal or impairment of fixed assets	66	—
Changes in operating assets and liabilities:
Accounts receivable	(15,762)	(19,633)
Prepaid expenses and other current assets	81	(5,336)
Student loans receivable	—	320
Other long-term assets	102	157
Accounts payable and accrued liabilities	(10,872)	7,470
Deferred revenue and student deposits	(2,872)	(6,367)
Other liabilities	(3,373)	(2,348)
Net cash used in operating activities	(11,519)	(20,468)
Cash flows from investing activities:
Capital expenditures	(1,293)	(291)
Purchases of investments	(37)	(20,156)
Capitalized costs for intangible assets	(114)	(227)
Maturities of investments	17,725	—
Net cash provided by (used in) investing activities	16,281	(20,674)
Cash flows from financing activities:
Proceeds from exercise of stock options	1,299	138
Excess tax benefit of option exercises	—	336
Tax withholdings on issuance of stock awards	(1,481)	(1,603)
Repurchase of common stock	(152,000)	—
Net cash used in financing activities	(152,182)	(1,129)
Net decrease in cash, cash equivalents and restricted cash	(147,420)	(42,271)
Cash, cash equivalents and restricted cash at beginning of period	332,335	306,830
Cash, cash equivalents and restricted cash at end of period	$184,915	$264,559

BRIDGEPOINT EDUCATION, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Operating Income (Loss) Reconciliation:
GAAP operating income (loss)	$9,662	$(16,299)
Legal settlement expense	—	13,874
Restructuring and impairment charges	—	709
Non-GAAP operating income (loss)	$9,662	$(1,716)

Net Income (Loss) Reconciliation:
GAAP net income (loss)	$9,869	$(10,112)
Legal settlement expense	—	13,874
Restructuring and impairment charges	—	709
Income tax impact	—	(5,406)
Non-GAAP net income (loss)	$9,869	$(935)

Diluted Income (Loss) Per Share Reconciliation:
GAAP diluted income (loss) per share	$0.23	$(0.22)
Legal settlement expense	—	0.30
Restructuring and impairment charges	—	0.02
Income tax impact	—	(0.12)
Non-GAAP diluted income (loss) per share	$0.23	$(0.02)